                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE  MONTHS ENDED
                                                           SEPTEMBER 30,
                                                          1995       1996

Primary earnings per share:

    Net income                                            $ 4,707   $ 7,235
                                                          =======   =======

Weighted average number of outstanding common shares       21,146    21,596
Additional shares assuming exercise of stock options        1,681     2,019
                                                          -------   -------
Weighted average number of outstanding common
   and common equivalent shares                            22,827    23,615
                                                          =======   =======

Primary earnings per share                                $  0.21   $  0.31
                                                          =======   =======

Fully diluted earnings per share:

    Net income                                            $ 4,707   $ 7,235
    Interest expense  on 5-1/4% Convertible
        Subordinated Debentures, net of tax /(1)/               -       709
                                                          -------   -------
    Fully diluted earnings                                $ 4,707   $ 7,944
                                                          =======   =======


Weighted average number of outstanding common shares       21,146    21,596
Additional shares assuming exercise of stock options        1,783     2,171
Additional shares assuming conversion of
    5-1/4% Convertible Subordinated Debentures/(1)/             -     3,097
                                                           -------  -------
Weighted average number of outstanding common shares
    assuming full dilution                                  22,929   26,864
                                                           =======  =======

Fully diluted earnings per share                           $  0.21    $0.30
                                                           =======  =======

(1) The assumed conversion of the 5-1/4% Convertible Subordinated Debentures for the three month period ended September 30, 1995 was antidilutive and is omitted.

                                                                      EXHIBIT 11
                                                                     (continued)
                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        NINE  MONTHS ENDED
                                                           SEPTEMBER 30,
                                                        1995/(1)/    1996

Primary earnings per share:

    Net income                                          $ 11,872    $19,593
                                                        ========    =======

Weighted average number of outstanding common shares      21,061     21,503
Additional shares assuming exercise of stock options       1,407      1,740
                                                        --------    -------
Weighted average number of outstanding common
   and common equivalent shares                           22,468     23,243
                                                        ========    =======

Primary earnings per share                              $   0.53    $  0.84
                                                        ========    =======

Fully diluted earnings per share:

    Net income                                           $11,872    $19,593
    Interest expense  on 5-1/4% Convertible
        Subordinated Debentures, net of tax /(1)/              -      2,126
                                                         -------    -------
    Fully diluted earnings                               $11,872    $21,719
                                                         =======    =======


Weighted average number of outstanding common shares      21,061     21,503
Additional shares assuming exercise of stock options       1,551      1,886
Additional shares assuming conversion of
   5-1/4% Convertible Subordinated Debentures/(1)/             -      3,097
                                                         -------    -------
Weighted average number of outstanding common shares
    assuming full dilution                                22,612     26,486
                                                         =======    =======

Fully diluted earnings per share                         $  0.53      $0.82
                                                         =======    =======

(1) The assumed conversion of the 5-1/4% Convertible Subordinated Debentures for the nine month period ended September 30, 1995 was antidilutive and is omitted.

                                 Page 18 of 18